UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 28, 2014

Fidelity National Information Services, Inc.
(Exact name of registrant as specified in its charter)

Commission File No. 001-16427

Georgia	37-1490331
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

601 Riverside Avenue, Jacksonville, Florida	32204
(Address of principal executive offices)	(Zip Code)

(904) 438-6000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of Fidelity National Information Services, Inc. (“FIS”) was held on May 28, 2014. The results of matters submitted to a vote were as follows:

1.
The stockholders elected all persons nominated as directors to serve until the 2015 FIS annual meeting of stockholders, as set forth in the Company’s Proxy Statement dated April 18, 2014, with the following vote results:

	Votes	Votes		Broker
Nominee	“For”	"Against"	Abstentions	Non-Votes
David K. Hunt	201,250,952	23,717,109	2,340,640	25,131,526
Richard N. Massey	200,650,084	24,443,383	2,215,234	25,131,526
Leslie M. Muma	224,253,560	843,400	2,211,741	25,131,526
James B. Stallings, Jr.	222,167,084	2,928,220	2,213,397	25,131,526

Directors whose term of office as a director continued after the meeting are as follows: William P. Foley, II., Thomas M. Hagerty, Keith W. Hughes, Stephan A. James, Frank R. Martire, and Gary A. Norcross.

2.
The stockholders voted upon and approved a nonbinding advisory proposal on executive compensation with 193,550,918 votes for, 31,050,518 votes against, 2,707,265 abstentions and 25,131,526 broker non-votes.

3.
The stockholders voted upon and approved a proposal to eliminate the supermajority voting requirement in Article IV of the Corporation’s Articles of Incorporation with 223,922,506 votes for, 1,004,876 votes against, 2,381,319 abstentions and 25,131,526 broker non-votes.

4.
The stockholders voted upon and ratified the appointment of KPMG LLP as FIS’s independent registered public accountants for 2014 with 247,322,584 votes for, 2,766,755 votes against, and 2,350,888 abstentions.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fidelity National Information Services, Inc.
Date: May 28, 2014	By:	/s/ Michael P. Oates
		Name:	Michael P. Oates
		Title:	Corporate Executive Vice President,
General Counsel and Corporate Secretary